UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2021

Protective Insurance Corporation
(Exact Name of Registrant as Specified in Charter)

Indiana	0-05534	35-0160330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congressional Boulevard, Carmel, Indiana	46032
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 317-636-9800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, No Par Value	PTVCA	The Nasdaq Stock Market LLC
Class B Common Stock, No Par Value	PTVCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)  The annual meeting of shareholders of Protective Insurance Corporation (the "Corporation") was held on May 4, 2021.

(b) The shareholders elected all of the Company’s nominees for director, ratified the appointment of Ernst & Young LLP as independent auditors for the Corporation and approved, in an advisory vote, the compensation paid to the Corporation's named executive officers.

Proposal 1 – To elect three (3) directors:

	Shares For	Shares Withheld	Broker Non-Votes
Stephen J. Gray	1,828,836	142,033	412,678
Nathan Shapiro	1,828,661	142,208	412,678
Robert Shapiro	1,828,836	142,033	412,678

Proposal 2 – To ratify the appointment of Ernst & Young LLP as independent auditor for the Corporation for 2021:

For	2,359,922
Against	23,625
Abstain	-

Proposal 3 – To approve, in an advisory vote, the Corporation’s named executive officer compensation:

For	1,853,142
Against	117,511
Abstain	216
Broker Non-Votes	412,678

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE INSURANCE CORPORATION

May 5, 2021                                                                     By:    /s/ Jeremy D. Edgecliffe-Johnson
                          Jeremy D. Edgecliffe-Johnson,
                       Chief Executive Officer